UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

May 14, 2014

Date of Report (Date of earliest event reported)

NATIONAL OILWELL VARCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12317	76-0475815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7909 Parkwood Circle Dr. Houston, Texas		77036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 713-346-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 14, 2014, National Oilwell Varco, Inc. (the “Company”) held its Annual Meeting of Stockholders where the following matters were voted upon and approved by the Company’s stockholders:

1. the election of ten members to the Board of Directors;

2. the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2014;

3. the approval, on an advisory basis, of the compensation of our named executive officers;

The following is a summary of the voting results for each matter presented to the Company’s stockholders:

1. Election of directors:	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Merrill A. Miller, Jr.	321,575,005	3,739,811	985,521	37,849,692
Clay C. Williams	324,423,897	893,496	982,944	37,849,692
Greg L. Armstrong	320,361,326	4,951,399	987,612	37,849,692
Robert E. Beauchamp	318,802,393	6,507,897	990,047	37,849,692
Marcela E. Donadio	324,469,632	841,347	989,358	37,849,692
Ben A. Guill	317,515,432	7,792,083	992,822	37,849,692
David D. Harrison	319,911,713	5,397,035	991,589	37,849,692
Roger L. Jarvis	322,426,856	2,882,288	991,193	37,849,692
Eric L. Mattson	319,851,219	5,461,206	987,912	37,849,692
Jeffery A. Smisek	323,162,647	2,145,679	992,011	37,849,692

The ten directors nominated by the Board of Directors were re-elected to serve one-year terms expiring in 2015. There were no nominees to office other than the directors elected.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2014	349,871,111	12,205,145	2,073,773	0
3. Approval of the compensation of the Company’s named executive officers	315,257,232	8,604,401	2,438,704	37,849,692

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2014	NATIONAL OILWELL VARCO, INC.

/s/ Brigitte Hunt
Brigitte Hunt Vice President